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                                                                EXHIBIT 10.28

                                LEUKOSITE, INC.
                                215 FIRST STREET
                              CAMBRIDGE, MA 02139


                                                     June 26, 1997


HEALTHCARE VENTURES III, L.P.
HEALTHCARE VENTURES IV, L.P.
c/o HealthCare Investment Corporation
379 Thornall Street
Edison, NJ 08837

Ladies and Gentlemen:

     Reference is hereby made to that certain Second Amended and Restated Stockholders Agreement, dated December 20, 1996, between LeukoSite, Inc, a Delaware corporation (the "Company"), you and certain other stockholders of the Company (such Second Amended and Restated Stockholders Agreement, as amended or modified from time to time, being referred to herein as the "Stockholders Agreement").

     In consideration of your agreement to terminate certain of your rights under the Stockholders Agreement and to grant certain written consents that are necessary in order to enable the Company to complete its proposed initial public offering, the Company hereby agrees with both of you (collectively, the "Investors" and, individually, an "Investor") as follows:

     1. SURVIVAL OF CERTAIN COVENANTS UNDER THE STOCKHOLDERS AGREEMENT. Notwithstanding the agreement reached by the Company with all of the stockholder parties to the Stockholders Agreement (including the Investors) to terminate the covenants set forth in Section 2 of the Stockholders Agreement, each of the Investors (but none of the other stockholder parties to the Stockholders Agreement) shall have the right to enforce the Company's obligations under Section 2.5 or Section 2.7(e)(1) of the Stockholders Agreement upon the terms and conditions thereof, all to the same extent as if
Section 2.5 and 2.7(e)(1) had not been so terminated. The rights of each Investor under this Section 1 shall terminate at such time as such Investor ceases to own any Investment Shares (as previously defined under the Stockholders Agreement).
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    2.  CALL OF SPECIAL MEETING.  So long as the Investors own, collectively, at least fifteen percent (15%) of the issued and outstanding shares of common stock, $0.0001 par value per share ("Common Stock"), of the Company, either Investor shall have the right to cause the Company to hold a special meeting of stockholders of the Company. Either Investor, if such Investor is entitled to exercise such right, may exercise such right by giving written notice to the Company of its request that the Company call a special meeting of stockholders of the Company. Upon receipt of such written notice from such Investor, the Company shall cause the appropriate officer or officers who have the power or authority under the Restated Certificate of Incorporation or By-laws of the Company to call a special meeting of stockholders of the Company, to call promptly the special meeting of stockholders requested by such Investor. The rights of each Investor under this Section 2 shall terminate at such time the Investors own, collectively, less than fifteen percent (15%) of the issued and outstanding shares of Common Stock. The Company acknowledges that, in the event of any breach by it of its obligations under this Section 2, the Investors will have no adequate remedy at law and, accordingly, shall be entitled to injunctive relief or other appropriate equitable remedies against such breach. The Company shall not, in any action or proceeding brought to obtain any such injunctive relief or other appropriate equitable remedies, assert the claim or defense that an adequate remedy at law exists.

    3. AMENDMENT OF CHANGE OF CONTROL PROVISIONS IN THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN OF THE COMPANY. At such time after the date hereof as the Company's Chief Executive Officer deems appropriate (but in no event later than the first regular meeting of the Board of Directors of the Company after the closing of the Company's proposed initial public offering), the President will include as an agenda item to discuss at a Board of Directors meeting whether the Amended and Restated 1993 Stock Option Plan of the Company (the "Plan") that has been adopted in connection with, and will become effective upon consummation of, such proposed initial public offering, should be amended to change the terms of the Plan so that outstanding stock options under the Plan do not vest automatically upon the occurrence of a Change of Control (as defined in the Plan).

    4. GENERAL. This letter agreement may be signed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This letter agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to a contract made and performed in the State of Delaware by residents thereof.
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     If the foregoing represents our agreement, please sign where indicated
below, whereupon this letter agreement will constitute a legally binding and enforceable agreement executed under seal.


                                 Very truly yours,

                                 LEUKOSITE, INC.


                                 By: /s/Christopher K. Mirabelli
                                     --------------------------------------
                                        Christopher K. Mirabelli, President

Accepted and Agreed To:

HEALTHCARE VENTURES III, L.P.

By: HealthCare Partners III, L.P.
    as General Partner

By: /s/ John Littlechild
    -----------------------------
    Name: John Littlechild
    Title: General Partner



HEALTHCARE VENTURES IV, L.P.

By: HealthCare Partners IV, L.P.
    as General Partner

By: /s/ John Littlechild
    -----------------------------
    Name: John Littlechild
    Title: General Partner